Exhibit 99.1

FOR IMMEDIATE RELEASE

Bed Bath & Beyond Inc. Names Mark J. Tritton as President and Chief Executive Officer

UNION, N.J., October 9, 2019 — Bed Bath & Beyond Inc. (Nasdaq: BBBY) today announced the appointment of Mark J. Tritton as President and Chief Executive Officer (CEO) and as a member of its Board of Directors, effective November 4, 2019. He succeeds interim CEO, Mary A. Winston.

Mr. Tritton has over 30 years of experience in the retail industry, including most recently as Executive Vice President and Chief Merchandising Officer at Target Corporation, where he was instrumental in transforming the omni-channel shopping experience. He has end-to-end retail industry experience in merchandising, design, manufacturing, marketing and distribution at some of the world’s leading iconic retailers and brands. In addition to Target, this includes Nordstrom, Inc., Timberland LLC and Nike, Inc.

“We are thrilled to announce a President and CEO with one of the most impressive resumes in the business,” said Patrick R. Gaston, Bed Bath & Beyond’s Chairman of the Board. “Mark’s ability to re-define the retail experience and drive growth at some of the world’s most successful retailers and brands makes him uniquely equipped to lead Bed Bath & Beyond during this critical time in our evolution. As an integral contributor to Target’s impressive transformation, we will benefit from his vision, leadership, and creativity to successfully transform our business.”

Mr. Gaston continued, “The Board and I would also like to thank Mary Winston for her dedication to the Company as interim CEO. In just a few months, she has put in place a strong foundation for Mark and the wider company to build upon in the years to come.”

Ms. Winston has served as interim CEO since May 12, 2019, during the search for a permanent successor. She will continue to serve on the Board of Directors and will work closely with Mr. Tritton and Mr. Gaston to facilitate an orderly and efficient transition.

When Mr. Tritton joins Bed Bath & Beyond, his immediate focus will be on accelerating the Company’s ongoing business transformation. This includes improving the omni-channel experience for consumers, enhancing the merchandise assortment and reviewing the Company’s cost structure and asset base.

Mr. Tritton stated, “There is immense opportunity ahead for Bed Bath & Beyond, which remains one of the most recognizable and best loved retailers in the country today. The foundation of the Company’s transformation has been set and I’m excited at the chance to apply my industry experience and expertise to build an even better business for customers, associates, and shareholders. I look forward to working together with all associates and the Board of Directors to achieve our ambitious vision for the future of Bed Bath & Beyond.”

Executive Profile

Mark J. Tritton will become Bed Bath & Beyond’s next President and CEO and a member of its Board of Directors on November 4, 2019. He is joining Bed Bath & Beyond from Target Corporation, the second-largest general merchandise retailer in the U.S. with 1,900 stores and distribution centers across all 50 states.

As Executive Vice President, Chief Merchandising Officer at Target, Mr. Tritton:

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Served as a key member of the executive leadership team that transformed the company, including building a new durable retail model that repositioned the retailer’s long-term relevance with customers and positioned the business to grow profitably over time.

•	Created and executed a vision for turning around Target’s private-label strategy, reviving the company’s existing brands and launching over 30 brands in two and a half years.

•	Right-sized the company’s price-value equation and brand positioning, resulting in higher regular price sales and profitability.

•	During his tenure at Target, the company achieved eight straight quarters of comparable sales increases, the best two-year stack performance in over a decade.

Additionally, while serving as EVP President of Nordstrom’s Product Group (NPG), Mr. Tritton:

•	Oversaw merchandising, design, manufacturing, marketing and the omni-channel distribution of over 50 private-label brands across the company’s full retail portfolio.

•	Doubled the private-label business and created distinct brand assets. At approximately 10% of total Nordstrom multi-channel sales volume, NPG exceeded $1.5 billion in annual revenue during his tenure.

•	Established Nordstrom as a global benchmark for retailers, taking an integrated approach to the in-store experience and digital marketing.

Mr. Tritton has served in leadership roles with other retail brands, including Timberland, LLC and Nike, Inc.

A native of Australia, he holds a Bachelor of Education in English and History from the University of Sydney.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that is the trusted expert for the home and heart-felt life events. The Company sells a wide assortment of domestics merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, worldmarket.com, buybuybaby.com, buybuybaby.ca, christmastreeshops.com, andthat.com, harmondiscount.com, facevalues.com, ofakind.com, onekingslane.com, personalizationmall.com, decorist.com, harborlinen.com, and t-ygroup.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company’s outlook for its progress and anticipated progress towards its long-term objectives. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization, the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for its business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; and the integration of acquired businesses. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

Media Contact

Dominic Pendry, (347) 604-0381 OR dominic.pendry@bedbath.com

Investor Relations Contact

Janet M. Barth, (908) 613-5820 OR IR@bedbath.com